                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          FOURTH SHIFT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            FOURTH SHIFT CORPORATION
                             TWO MERIDIAN CROSSINGS
                              MINNEAPOLIS, MN 55423

                             -----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   May 9, 2000

TO THE SHAREHOLDERS OF FOURTH SHIFT CORPORATION:

         Notice is hereby given that the Annual Meeting of Shareholders of Fourth Shift Corporation (the "Company") will be held on Tuesday, May 9, 2000, at the Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota 55402 at 3:30 p.m., CST, for the following purposes:

                  1.       To elect three directors.

                  2. To transact such other business as may properly come before the meeting.

         Only holders of record of the Company's Common Stock at the close of business on March 31, 2000 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

         You are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   Marion Melvin Stuckey, Chairman of the Board

Minneapolis, Minnesota
April 4, 2000

                             -----------------------
                IMPORTANT - PLEASE MAIL YOUR PROXY CARD PROMPTLY

               IN ORDER THAT THERE MAY BE A PROPER REPRESENTATION
               AT THE MEETING, YOU ARE URGED, WHETHER YOU OWN ONE
              SHARE OR MANY, TO COMPLETE, SIGN AND MAIL YOUR PROXY.
                             -----------------------

                            FOURTH SHIFT CORPORATION
                             Two Meridian Crossings
                              Minneapolis, MN 55423

                             -----------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                   May 9, 2000

         This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Fourth Shift Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on May 9, 2000, at 3:30 p.m., CST, at the Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota 55402 and any adjournments thereof (the "Annual Meeting"). Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail or electronically via the internet at http://www.eproxy.com/fsft/. In addition, officers and other employees of the Company who will receive no additional compensation for their services may solicit proxies by telephone, facsimile or in person. This Proxy Statement and form of proxy enclosed are being mailed to shareholders on or about April 4, 2000.

         Those shares of the Company's Common Stock, $.01 par value ("Common Stock"), represented by proxies in the form solicited will be voted in the manner directed by the holder of such shares, and, if no direction is made, such shares will be voted for the election of the nominees for director named in this Proxy Statement. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "nonvote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such nonvote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter. Proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxies' authority or a duly executed proxy bearing a later date.

         A copy of the Company's Annual Report for the year ended December 31, 1999 is being furnished to each shareholder with this Proxy Statement.

         Only the holders of the Common Stock whose names appear of record on the Company's books at the close of business on March 31, 2000 will be entitled to vote at the Annual Meeting. At the close of business on March 31, 2000, a total of 10,650,286 shares of Common Stock was outstanding, each share being entitled to one vote.

                          ITEM 1--ELECTION OF DIRECTORS

NOMINEES

         The Company's Articles of Incorporation provide for a "classified board" of directors. The number of members of the Board of Directors is currently set at seven, and the directors are divided into Class A (consisting of two directors), Class B (consisting of two directors) and Class C (consisting of three directors). Anton J. Christianson, Steve J. Lair and Robert M. Price are the Class C directors whose terms expire at the Annual Meeting. The Board of Directors has nominated Messrs. Christianson, Lair and Price for reelection to the Board of Directors at the Annual Meeting for terms expiring at the annual meeting in 2003. The other directors of the Company will continue in office for their existing terms.

         Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect Messrs. Christianson, Lair and Price. If a shareholder of record returns a proxy withholding authority to vote the proxy with respect to any of the nominees, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee or nominees, but shall not be deemed to have been voted for such nominee or nominees. The affirmative vote of a majority of the outstanding shares of the Common Stock is necessary to elect each nominee. Cumulative voting is not permitted in the election of directors. In the unlikely event that any of the nominees is not a candidate for election at the Annual Meeting, the persons named in the accompanying form of proxy will vote for such other persons as the Board of Directors may designate. The Board of Directors has no reason to believe that any nominee will not be a candidate for election.

         The following information is furnished with respect to each nominee and director as of February 29, 2000:


                                                              PRINCIPAL OCCUPATION AND BUSINESS
        NAME                       AGE                          EXPERIENCE FOR PAST FIVE YEARS
        ----                       ---                          ------------------------------


         INCUMBENT DIRECTORS: CLASS C - TERM EXPIRING 2000

Anton J. Christianson............  47      Mr. Christianson has been a Director of the Company since 1984.  He has been a principal of Cherry Tree Investments, a venture capital management firm, for more than five years.  Mr. Christianson also serves on the Board of Directors of Transport Corporation of America,
                                           Fair Isaac and Company, Inc., and Peoples Educational Holdings.

Steve J. Lair....................  53      Mr. Lair has been a director of the Company since April 1997. He has been Senior Vice President of Sales and Marketing and Service of NEC
                                           Computer Corporation since March 1998.  He was Senior Vice President
                                           Marketing and Sales of Acer America Corporation from March 1997 until
                                           March 1998; Vice President, Worldwide Marketing and Sales, Personal
                                           Productivity Products, of Texas Instruments, Inc. from April 1995 to
                                           March 1997; Vice President of Marketing, Toshiba America Information
                                           Systems from April 1992 to April 1995; and Vice President, Dataquest
                                           Microcomputer Systems Group from April 1988 to April 1992.


                                      -3-


Robert M. Price..................  69      Mr. Price has been a director of the Company since 1990. He has been
                                           President of PSV, Inc., a technology consulting business located in
                                           Burnsville, Minnesota, since 1990. From 1961 until 1990 he served in various executive positions, including Chairman and Chief Executive
                                           Officer, with Control Data Corporation ("CDC").  Mr. Price also serves on the Board of Directors of International Multifoods Corporation,
                                           Tupperware Incorporated, Affinity Technology, Inc., Data Link, Inc.,
                                           and Public Service Company of New Mexico.


                 NOMINEE DIRECTORS: CLASS B - TERM EXPIRING 2002
Jimmie H. Caldwell...............  60      Mr. Caldwell has been President, Chief Operating Officer and a
                                           Director of the Company since 1984.  Prior to that time, Mr. Caldwell served in various positions at CDC, a multinational computer hardware, peripherals and services company, from 1964 to 1984 and held the position of Vice President of Operations for CDC's Peripheral Products
                                           Company when he left to join the Company.

Mark W. Sheffert.................  52      Mr. Sheffert has been a director of the Company since April 1998.  He is the founder, Chairman and Chief Executive Officer, of Manchester
                                           Companies, Inc., a Minneapolis-based private investment banking and management advisory firm, since January 1994.  Mr. Sheffert also serves on the Board of Directors of Telident Inc., Medical Graphics
                                           Corporation, and LifeRate Systems, Inc.


         INCUMBENT: CLASS A - TERM EXPIRING 2001
Marion Melvin Stuckey............  61      Mr. Stuckey is the founder of the Company and has been the Chief
                                           Executive Officer and Chairman of the Company since 1982.  Prior to forming the Company, Mr. Stuckey was an executive officer of CDC from
                                           1975 to 1982.  Prior to that Mr. Stuckey served in various sales, marketing and management positions at IBM from 1960 to 1975.

Michael J. Adams.................  54      Mr. Adams has been a Director of the Company since 1984.  He has been a senior partner of Adams & Cesario, P.A., a law firm engaged in a general business practice in Minneapolis, for more than five years.


MEETINGS

         During the fiscal year ended December 31, 1999, the Board of Directors of the Company held four regular meetings and two special meetings. All incumbent directors attended at least 75% of the meetings of the Board, and all incumbent directors attended at least 75% of those meetings of the committees of which they were members.

COMMITTEES

         The Board of Directors of the Company has an Audit Committee which met four times and a Compensation Committee which met four times during 1999. The Audit Committee reviews the Company's arrangements with its independent public accountants, its internal accounting policies and the substance of its audits. The Compensation Committee determines policy with respect to compensation of executive management, specifically reviews the performance and establishes the compensation of the Company's Chief Executive Officer, reviews compensation of directors, and administers the Company's stock-based employee benefit plans. Messrs. Christianson (Chairperson), Lair and Sheffert are members of the Audit Committee. Messrs. Adams and Price (Chairperson) are members of the Compensation Committee.

DIRECTOR COMPENSATION

         For the fiscal year ended December 31, 1999, directors who were not also officers or employees of the Company were entitled to receive an annual fee of $4,000, payable in equal quarterly installments, plus $1,200 per Board meeting and $500 per committee meeting attended. All directors are entitled to participate in the Company's 1994 Employee Stock Purchase Plan and to contribute all (subject to limitations in such plan), or any portion, of the directors fees they receive to that plan. During 1999, Messrs. Adams, Christianson, Lair, Price and Sheffert elected to participate in the Employee Stock Purchase Plan and received 4,252, 4,252, 4,252, 4,252 and 3,700 shares, respectively, for directors fees contributed to such plan.

         Directors who are not also officers or employees of the Company also receive stock options to purchase 3,500 shares of Common Stock under the Company's 1993 Stock Incentive Plan at the time of the annual meeting of shareholders. New directors receive an option to purchase 5,000 shares at the first annual meeting after they are elected. In accordance with such plan, each of Messrs. Adams, Christianson, Lair, Price and Sheffert received options to purchase 3,500 shares of Common Stock at an exercise price of $4.25 per share on May 4, 1999.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS ELECT THE NOMINEES NAMED HEREIN TO THE TERMS AS DIRECTORS OF THE COMPANY DESCRIBED ABOVE. THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE THE PROXIES HELD BY THEM IN FAVOR OF SUCH NOMINEES, UNLESS OTHERWISE DIRECTED. IF NO INSTRUCTION IS GIVEN, THE ACCOMPANYING PROXY WILL BE VOTED FOR SUCH ELECTION. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING AS OF THE RECORD DATE IS REQUIRED FOR THE ELECTION OF EACH DIRECTOR.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's executive compensation policies are recommended and administered by the Compensation Committee of the Board of Directors. During 1999, the Compensation Committee consisted of Michael Adams and Robert Price, independent, outside directors.

         EXECUTIVE COMPENSATION POLICIES

         The Board of Directors has adopted the following standards and policies relative to setting executive compensation:

         - Total compensation should include a significant performance component in addition to salary.

         - Salary should have a relationship to salaries in industry peer groups.

         - Total compensation should be adequate to attract, motivate and retain quality talent.

         - Performance measures should relate to key characteristics accepted within the software/high technology industry.

         - Performance should be measured over time periods adequate to evaluate a particular executive's contribution to results.

         - Stock options and other awards should be integrated with other elements of compensation to formulate a package that helps to align executive compensation with shareholder interests.

         1999 EXECUTIVE OFFICER COMPENSATION PROGRAM

         The Company retained the services of a compensation consultant in late 1998 to establish a stock compensation program that provided significant incentive to executive officers to improve the performance of the Company. It also received input from such consultant regarding the level of compensation appropriate for its officers. The resulting compensation program for executive officers of the Company places significant weight on long-term equity based compensation, as well as base salary and cash incentives designed to retain executives.

         BASE SALARY. Base salaries for executive officers during 1999 increased only slightly over levels in 1998. Mr. Stuckey's base salary was $305,000 in 1999, which represents a 6.6% increase over 1998 compensation and an 8.9% increase of 1997 compensation. The small increases in Mr. Stuckey's base salary over the past few years reflect the Company's efforts to render more of the compensation to executive officers incentive based.

         CASH INCENTIVE COMPENSATION. The Compensation Committee established the template for the 1999 cash bonus plan for executive officers during the fall of 1998. The 1999 bonus plan was tied to the Company's operating plan, focusing primarily on operating income and cash flow. Bonuses are paid only if the threshold financial objectives for the fiscal year are achieved. The Compensation Committee also has the discretion to award bonuses based on other performance objectives or criteria. With the downturn in the market for enterprise resources management software, the Company's operating income did not meet the base threshold for bonuses in 1999 and no bonuses were paid to Mr. Stuckey or any other executive officer.

         STOCK INCENTIVE COMPENSATION. In order to further preserve cash, and to provide significant incentive to executive management to meet projected performance over the next four years, the Compensation Committee retained a compensation consultant to provide advice on stock-based incentives for executives in early Summer 1998. With the assistance of this consultant, the Compensation Committee instituted a special stock-based compensation program in October 1998. This program provided for the grant of both stock options and restricted stock that vest in eight years (in the case of options) and five years (in the case of restricted stock) but expires if the executive is terminated prior to vesting. The vesting of both the options and the restricted stock accelerate in the event the Company meets certain projected performance goals, defined in terms of earnings per share, in 1999, 2000 and 2001. The vesting was not accelerated in 1999 because the Company has not yet met the performance goals.

         The Compensation Committee believes that this program, which makes the compensation realizable only if performance is generated that will likely be reflected in the market value of the Company's Common Stock, directly ties the executive's compensation to appreciation in share value. Mr. Stuckey received options to purchase 93,750 shares and 31,250 shares of restricted stock as part of this program.

         Because of the large grants of options and restricted stock in the fall of 1998, no additional options were granted or other long-term incentive compensation provided to Executive Officers during the 1999 calendar year.

         BENEFITS. The Company provides medical and retirement savings benefits to executive officers on terms generally available to employees. No executive officer received perquisites in excess of 10% of salary during 1999.

         The Company instituted a special post-retirement health benefits program for Mr. Stuckey in the summer of 1999. The program provides for lifetime medical benefits under Fourth Shift's benefit plans for Mr. Stuckey and his spouse, subject to premium limitations, and long-term care benefits funded by defined premium contributions.

         SUMMARY

         The Compensation Committee believes that the compensation program for executive officers during the 1999 fiscal year was comparable to compensation programs for similarly situated companies and that the aggregate compensation provided under the program was appropriate.

                                    Michael Adams
                                    Robert Price

SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and noncash compensation for the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the Company's two other executive officers for services rendered.


                                    ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
                           ---------------------------------------      -----------------------------------
         NAME                                                           AWARDS                PAYOUTS
                                                           OTHER     ----------------------   -------      ALL
          AND                                              ANNUAL     RESTRICTED                          OTHER
       PRINCIPAL                                           COMPEN-       STOCK                 LTIP      COMPEN-
       POSITION             YEAR     SALARY      BONUS     SATION      AWARDS(1)   OPTIONS    PAYOUTS    SATION(2)
       -----------------------------------------------------------------------------------------------------------
MARION MELVIN STUCKEY       1999   $ 305,000                                                             $18,333
Chairman and Chief          1998     286,000   $ 304,000               $ 78,125    143,750                18,333
Executive Officer           1997     280,000                                                              15,000

JIMMIE H. CALDWELL          1999     230,000                                                              18,333
President and Chief         1998     216,000     225,000                 60,938    125,000                18,333
Operating Officer           1997     212,000                                        15,000                15,000

DAVID G. LATZKE             1999     165,000                                                               3,333
Vice President, Secretary   1998     151,000     140,000                 45,703     71,250                 3,333
Chief Financial Officer     1997     148,000                                        10,000
and Treasurer

---------------------
(1) The value of each restricted stock award was determined by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares awarded. This represents a grant of 31,250 shares, 25,000 shares and 18,750 shares of restricted stock to Messrs. Stuckey, Caldwell and Latzke, respectively, that vests five years from the date of grant but accelerates upon achievement of certain performance targets. As of December 31, 1998, the number and value (based on the closing market price of the Company's Common Stock on December 31, 1998) of the aggregate restricted stock holdings of each executive officer were as follows: 31,250 shares ($141,625) by Mr. Stuckey, 25,000 shares ($112,500) by Mr. Caldwell, and 18,750 shares ($84,375) by Mr. Latzke.

(2) The amounts reported in this column include Company contributions to the Company's 401(k) Plan of $3,333 in 1999 and 1998 for each of Messrs. Stuckey, Caldwell and Latzke. The amounts reported for each of Messrs. Stuckey and Caldwell for each of the three years also include $15,000 in benefits from split-dollar life insurance policies.

STOCK OPTIONS

     The Company maintains a 1989 Stock Option Plan and a 1993 Stock Incentive Plan. The Company may grant stock options, and other stock-based awards, to executive officers and other employees and consultants of the Company under the 1993 Stock Incentive Plan. In 1999, no options were granted to Messrs. Stuckey, Caldwell and Latzke.

     The following table sets forth information with respect to the exercise of options and the value of options held by executive officers as of December 31, 1999:


                  AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999 AND FISCAL YEAR END OPTION VALUES

                  SHARES ACQUIRED             NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                  ON EXERCISE  VALUE        OPTIONS AT END OF 1999(1)      IN-THE-MONEY OPTIONS (2)
                                           ---------------------------     ------------------------
    NAME         OF OPTIONS   REALIZED     EXERCISABLE   UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
-----------      ----------   --------     -----------   -------------     -----------  -------------
Mr. Stuckey           0          $0          127,500         136,250         $146,250      $596,016
Mr. Caldwell          0          $0           69,000         125,000          239,984       530,391
Mr. Latzke            0          $0           53,750          75,500          146,906       319,719

---------
(1) All of such options are exercisable at a price equal to the fair market value of the Common Stock on the date of grant, except those issued to Mr. Stuckey in 1995 for 100,000 shares, which were granted with an exercise price of $6.50, which was in excess of fair market value.

(2) Represents the difference between the closing price of the Company's Common Stock as reported on the Nasdaq National Market on December 31, 1999 ($6.94 per share) and the exercise price of the options.

LONG-TERM INCENTIVE PLAN AWARDS

         Other than its 1993 Stock Incentive Plan, the Company does not maintain any long-term incentive plans.

SEVERANCE AGREEMENTS

         The Company has severance agreements with Messrs. Stuckey, Caldwell and Latzke that provide for the payment to such executive officers of severance benefits in the event such officers are terminated, or resign for "good reason," within two years after a "change of control" of the Company. Such severance benefits range from one and one-half to three times annual compensation received by such executives averaged over the five years prior to termination. Such agreements define change of control as the acquisition by any person or persons acting in concert of 30% or more of the Company's voting stock, a change of control required to be reported under the Securities Exchange Act of 1934, or certain changes in the Board composition in connection with a hostile contest for control. Mr. Stuckey's severance agreement was amended during 1999 to provide that he will also continue to receive health care benefits, subject to limitations on the aggregate premium, and will receive long-term care benefits after retirement. The Company does not have any other employment agreement with any of the executive officers named in the Summary Compensation Table.

TERMINATION OF SUBSIDIARY

         During 1999, the Company incorporated a wholly owned subsidiary, Manufacturers Exchange.com, Inc., to pursue development of Internet-based auction services for manufacturing concerns. At the direction of the Board, management of the Company was charged to find external financing for this new subsidiary, primarily through corporate partnering arrangements by December 31, 1999 or terminate its operations. Management was unable to locate such financing and terminated any further funding for the subsidiary at the end of the year. In January 2000, all of the outstanding shares of Manufacturers Exchange.com were transferred to Mr. Stuckey, the Company's founder and the originator of the idea to develop this subsidiary. The Company believes that the subsidiary had no appreciable value at the time of the transfer and the Company had determined not to pursue its plan of operations.

SHAREHOLDER RETURN

         The graph set forth below compares the cumulative total shareholder return on the Common Stock of the Company since December 31, 1995 with the cumulative total return on a broad market index (the Nasdaq NMS Index) and a peer group index (the Nasdaq Computer and Data Processing Index). In each case, the cumulative return is calculated assuming an investment of $100 on December 31, 1995, and reinvestment of all dividends.


                                    [CHART]

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of February 28, 2000, information regarding the ownership of Common Stock by (i) each director, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers (including the named individuals) as a group, and (iv) any other shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.


                                                                          SHARES BENEFICIALLY OWNED
                                                                       --------------------------------
   NAME AND ADDRESS OF BENEFICIAL OWNER                               NUMBER(1)                  PERCENT
   ------------------------------------                               ---------                  -------
David R. Lamm (2).............................................         871,850                    8.2%
204 Marcin Lane
Burnsville, MN 55337

Hathaway & Associates, Ltd. (3)...............................         870,000                    8.2%
119 Rowayton Avenue
Rowayton, CT 06853

Marion Melvin Stuckey (4).....................................         842,601                    7.9%
Two Meridian Crossings
Minneapolis, MN 55423

Oscar Capital Management, LLC (5).............................         772,690                    7.3%
Andrew K. Boszhardt, Jr.
900 Third Avenue, 10th Floor
New York, NY 10022

Perkins Capital Management, Inc.(6)...........................         750,088                    7.1%
730 East Lake Street
Wayzata, MN 55391-1769

Benson Associates, LLC (7)....................................         546,784                    5.1%
111 S.W. Fifth Avenue, Suite 1230
Portland, OR 97204

Austin W. Marxe and David M. Greenhouse (8)...................         475,040                    4.5%
153 East 53 Street
New York, NY 10022

Michael J. Adams (9)..........................................         451,305                    4.2%

Jimmie H. Caldwell(10)........................................         363,359                    3.4%

Anton J. Christianson(11).....................................         133,240                    1.3%

David G. Latzke(12)...........................................          87,843                    *

Robert M. Price...............................................          35,076                    *

Steve J. Lair.................................................          13,136                    *

Mark W. Sheffert..............................................           7,527                    *

All executive officers and directors..........................       1,934,087                   17.7%
as a group (8 individuals)

--------------------
*        Less than 1%

(1) Includes 8,750 shares for each of Messrs. Adams and Price, 2,625 shares for each of Messrs. Christianson and Lair, 145,000 shares for Mr. Stuckey, 90,250 shares for Mr. Caldwell, 56,000 shares for Mr. Latzke and

     322,250 shares for all executive officers and directors as a group of Common Stock issuable upon the exercise of stock options which are either currently exercisable or become exercisable within 60 days.

(2) Based upon an amended Schedule 13D dated September 5, 1997; includes 664,700 shares held by a limited partnership for which Mr. Lamm serves as general partner.

(3) Based upon information contained in the Schedule 13G of Hathaway & Associates, Ltd. dated January 10, 1994.

(4) Includes 168,863 shares held by a corporation for which Mr. Stuckey is the President, sole director and sole shareholder.

(5) Based upon an amended Schedule 13G dated February 14, 2000; includes 28,130 shares held by Oscar Capital Management, LLC, 630,260 shares held by Oscar Investment fund, LP and 114,300 shares held by Oscar Fund (Cayman) Limited. Oscar Capital management LLC may be deemed to beneficially own the shares held by Oscar Investment Fund, LP and Oscar Fund (Cayman) Limited.

(6) Based upon an amended Schedule 13G of Perkins Capital Management, Inc. ("PCM") dated February 2, 2000; includes 404,500 shares over which PCM has sole dispositive and voting powers. PCM has sole dispositive power, but not voting power, over the remaining shares.

(7) Based upon information contained in the Schedule 13G of Benson Associates, LLC dated February 16, 2000.

(8) Based upon an amended Schedule 13G dated December 31, 1999; includes 368,340 shares held by Special Situations Fund, III, L.P., and 106,700 shares held by Special Situations Cayman Fund, L.P., investment funds managed by investment advisers for which Mr. Marxe and Mr. Greenhouse serve as officers, directors and members or principal shareholders.

(9) Includes 21,000 shares owned by Mr. Adams' minor children, 9,600 shares owned by Mr. Adams' spouse and 325,703 shares representing Mr. Adams' pro rata interest in a limited partnership in which he is a limited partner. Mr. Adams disclaims beneficial ownership of the shares held by his spouse and such limited partnership.

(10) Includes 8,822 shares and options to purchase shares owned by Mr. Caldwell's wife. Mr. Caldwell disclaims beneficial ownership of these shares.

(11) Includes 118,711 shares held by a partnership for which Mr. Christianson is a general partner.

(12) Includes 200 shares owned by Mr. Latzke's minor children.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Securities and Exchange Commission (the "Commission") and the securities exchange on which the equity securities are registered. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended December 31, 1999. Based on information contained in their Forms 3, 4 and 5, all directors, officers and beneficial holders of 10% of the Company's securities timely filed such reports during 1999.

                          RELATIONSHIP WITH ACCOUNTANTS

         Arthur Andersen LLP has served as the Company's independent public accountants for more than six years and will serve as the Company's independent public accountants for the year ending December 31, 2000. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                                     GENERAL

         The Board of Directors of the Company does not know of any matters other than those described in this Proxy Statement which will be acted upon at the Annual Meeting. In the event that any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

                              SHAREHOLDER PROPOSALS

         Any proposal by a shareholder to be presented at the annual meeting of shareholders held in 2001 that is requested to be included in the Company's Proxy Statement must be received at the Company's principal executive offices, Two Meridian Crossings, Minneapolis, MN 55423, before December 1, 2000.

         In accordance with the Company's bylaws, any other proposal by a shareholder to be presented at the annual meeting of shareholders held in 2001, and any nomination by a shareholder of a person to serve as a member of the Board of Directors commencing with the 2001 meeting, must be given in writing and received at the Company's principal executive offices before December 1, 2000. The proposal and any such nomination must contain the specific information required by the Company's Bylaws, a copy of which may be obtained by writing to the Secretary of the Company.

                                    BY ORDER OF THE BOARD OF DIRECTORS


Dated: April 4, 2000                Marion Melvin Stuckey, Chairman of the Board

                            FOURTH SHIFT CORPORATION

                Proxy for the 2000 Annual Meeting of Shareholders

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints M.M. Stuckey and J.H. Caldwell, and each of them, with full power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Fourth Shift Corporation to be held on May 9, 2000, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:

1.  ELECTION OF CLASS C DIRECTORS:

       / / FOR all nominees (EXCEPT AS           / / WITHHOLD AUTHORITY
           MARKED TO THE CONTRARY BELOW)             TO VOTE FOR ALL NOMINEES

         TO WITHHOLD AUTHORITY TO VOTE FOR A SPECIFIC NOMINEE, PLACE A LINE THROUGH SUCH NOMINEE'S NAME BELOW:

                    Anton J. Christianson     Steve J. Lair    Robert M. Price

2. TO VOTE WITH DISCRETIONARY AUTHORITY ON ANY OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE MEETING.

                           (CONTINUED ON REVERSE SIDE)

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL DIRECTORS NAMED IN ITEM 1.

         When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

-------------------------------------------------------------------------------
                                                    Signature


                                                    ---------------------------
                                                    Signature if held jointly
Dated:_____________, 2000

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.